UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PNM Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alvarado Square Albuquerque, NM 87158 PNM Resources, Inc. Annual Meeting of Shareholders – May 17, 2011 Proxy Solicited on Behalf of the Board of Directors (PNM Resources, Inc. Convertible Preferred Stock, Series A) April 5, 2011 Dear Cascade Investment, L.L.C. You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 17, 2011, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of the proxy statement for your reference. As the holder of all our outstanding 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A (“preferred stock”) on the record date of March 28, 2011, you are entitled to vote together with the holders of our common stock on all matters which are to be voted upon at the Annual Meeting by our shareholders, except the election of directors. Each share of preferred stock is entitled to 10 votes at the Annual Meeting because each share of preferred stock is convertible into 10 shares of common stock, subject to certain anti-dilution requirements. At the meeting, shareholders are being asked to: • Elect ten (10) directors. • Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2011. • Approve an Amendment to our Performance Equity Plan. • Approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”). • Vote, on an advisory basis, on frequency of future “Say-on-Pay” advisory votes. • Transact any other business properly brought up at the meeting. The proxy statement and form of proxy were first made available to our shareholders on or about April 5, 2011. Your vote is extremely important. After reading the proxy statement, please vote, at your earliest convenience, by completing, signing and faxing the proxy card for the preferred stock to our tabulator, Caroline Paladino, Broadridge Investor Communications, at (631) 274-2969 so that it is received on or before Friday, May 13, 2011. Please also Fed-Ex the original completed proxy card to Ms. Paladino in the enclosed Fed-Ex envelope. We are unable to offer voting of the preferred stock by telephone or the Internet and are providing you with paper copies of the proxy statement, 2010 Annual Report/Form 10-K, and the proxy card for voting the preferred stock. Please vote so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. Your continued interest in the business of PNM Resources, Inc. is appreciated, and we hope you will be able to attend the Annual Meeting. Sincerely, Patricia K. Collawn President and Chief Executive Officer

Alvarado Square Albuquerque, NM 87158 PNM Resources, Inc. Annual Meeting of Shareholders – May 17, 2011 Proxy Solicited on Behalf of the Board of Directors (PNM Resources, Inc. Convertible Preferred Stock, Series A) The undersigned appoints A.E. Archuleta, J.A. Dobson, and R. R. Nordhaus each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote PNM Resources, Inc. Convertible Preferred Stock, Series A of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc. to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time on May 17, 2011, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting, except the election of directors. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 2, 3 and 4 AND FOR HOLDING FUTURE SAY-ON-PAY ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR. Please complete, sign and fax this proxy card to Caroline Paladino, Broadridge Investor Communications, at (631)274-2969 so that it is received on or before Friday, May 13, 2011. Please also Fed-Ex the original completed proxy card to Ms. Paladino in the enclosed Fed-Ex envelope. The Board of Directors recommends you vote FOR proposals 2, 3 and 4 and vote 1 year on Proposal 5. Cascade Investment, L.L.C. does hereby vote the 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A in the following manner: Proposal 2 - Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2011. FOR AGAINST ABSTAIN Proposal 3 – Approve an Amendment to our Performance Equity Plan. FOR AGAINST ABSTAIN Proposal 4 – Approve, on an advisory basis, the compensation for named executive officers (“Say-on-Pay”). FOR AGAINST ABSTAIN Proposal 5 – Advisory vote on frequency of future “Say-on-Pay” advisory votes. 1 year 2 years 3 years ABSTAIN CASCADE INVESTMENT, L.L.C By: Name: Date Title: